CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated November 24, 2000, relating to the audited financial statements for period from inception (August 1, 2000) to September 30, 2000 in the first amendment of the registration statement on SB-2 of Knightsbridge Investments, Inc. to be filed with the Securities and Exchange Commission.

December 4, 2000



                                     /s/Thomas Monahan
                                     ------------------
                                     Thomas Monahan CPA